                                                                    Exhibit 21.1

                              LIST OF SUBSIDIARIES

                                                      Jurisdiction of
                   Subsidiaries                       Incorporation/
                  of the Company                        Formation
                 ----------------                    -----------------

1.   MONY Life Insurance Company                         New York
2.   MONY Life Insurance Company of America              Arizona
3.   ARES Holdings, Inc.                                 Delaware
4.   ARES, Inc.                                          Connecticut
5.   Enterprise Capital Management, Inc.                 Georgia
6.   Enterprise Fund Distributors, Inc.                  Delaware
7.   MONY Brokerage, Inc.                                Delaware
8.   MBI Insurance Agency of Alabama, Inc.               Alabama
9.   MBI Insurance Agency of Massachusetts, Inc.         Massachusetts
10.  MBI Insurance Agency of New Mexico, Inc.            New Mexico
11.  MBI Insurance Agency of Ohio, Inc.                  Ohio
12.  MBI Insurance Agency of Texas, Inc.                 Texas
13.  MONY CS, Inc.                                       Georgia
14.  MONY Credit Corporation                             New York
15.  MONY Funding, Inc.                                  Delaware
16.  MONY International Holdings, Inc.                   Delaware
17.  MONY Bank & Trust Company of the Americas, Ltd.     Cayman Islands
18.  MONY Life Insurance Company of the Americas, Ltd.   Cayman Islands
19.  MONY International Life Insurance                   Argentina
     Co. Seguros de Vida S.A.
20.  MONY Realty Partners, Inc.                          Delaware
21.  MONY Securities Corp.                               New York
22.  1740 Advisers, Inc.                                 New York
23.  1740 Ventures, Inc.                                 New York
24.  Smithtown Hotel, Inc.                               Delaware
25.  MONY Series Fund, Inc.                              Maryland
26.  Enterprise Accumulation Trust                       Massachusetts